UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8‑K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
April 13, 2005

FIRST CHARTER CORPORATION
(Exact name of registrant as specified in its charter)

North Carolina (State of Incorporation)	0-15829 (Commission File Number)	56-1355866 (IRS Employer Identification No.)

10200 David Taylor Drive, Charlotte, North Carolina 28262-2373
(Address of principal executive offices)

(704) 688-4300
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01  Entry into A Material Definitive Agreement.

       As previously disclosed, effective February 14, 2005, Charles A. Caswell ("Mr. Caswell") became Executive Vice President of First Charter Corporation (the "Registrant") and its banking subsidiary, First Charter Bank (the "Bank"), and subsequently became Chief Financial Officer and Treasurer of the Registrant and the Bank effective March 17, 2005.  Effective February 28, 2005, Cecil O. Smith, Jr. ("Mr. Smith") became Executive Vice President and Chief Information Officer of the Registrant and the Bank.  Effective March 7, 2005, Stephen J. Antal ("Mr. Antal") became Senior Vice President, General Counsel and Corporate Secretary of the Registrant and the Bank.  Effective March 23, 2005, Richard A. Manley ("Mr. Manley"), an existing employee of the Bank, became Executive Vice President and Chief Banking Officer of the Registrant and the Bank.  On March 23, 2005, the Board of Directors of the Registrant appointed Messrs. Smith, Antal and Manley as executive officers of the Registrant.

 Caswell Employment Agreement

             On April 13, 2005, the Registrant entered into an Employment Agreement with Mr. Caswell (the "Agreement").  The Agreement is retroactively effective to March 17, 2005.  Pursuant to the terms of the Agreement, Mr. Caswell, among other things, (i) will be employed as Executive Vice President, Chief Financial Officer and Treasurer of the Registrant and the Bank for a rolling thirty-six month term which, unless terminated earlier, automatically extends on the last day of each successive month thereafter, with the last such possible thirty-six month extension to occur on June 30, 2027, (ii) will initially receive a bi-weekly base salary of $8,654, equivalent to $225,000 per year, (iii) will be eligible to receive an annual bonus pursuant to various of the Registrant's compensation plans, including its Annual Incentive Plan, (iv) will, together with his dependant family members, be entitled to coverage under the Registrant's existing health, hospitalization, disability, dental, life and other insurance plans, (v) will be entitled to reimbursement of all business travel and out-of-pocket expenses reasonably incurred in the performance of his services pursuant to the Agreement, (vi) will be entitled to payment by the Registrant of his membership charges and regular dues for all customary local, state and national professional organizations, and for membership charges and regular dues for local civic organizations and clubs, (vii) is bound by the terms of a covenant not to disclose trade secrets, confidential and proprietary business information during and after his term of employment with the Registrant, and (viii) is bound by the terms of a covenant not to compete for a period of two years following the termination of his employment with the Registrant.

            Following his separation from employment for any reason, Mr. Caswell will (i) be entitled to any earned but unpaid base salary due at the time of termination, (ii) have the general right to elect coverage continuation under COBRA, subject to his eligibility therefor and (iii) be entitled to any vested stock options and vested 401(k) or pension benefits with the Registrant or the Bank.  In addition, Mr. Caswell is entitled to certain rights upon the termination or end of his employment for specified reasons, including, (i) the payment of any earned but unpaid bonus amount for prior years, one year's base salary, and accelerated vesting of awards, grants and options under the Registrant's compensation plans in the event of his death, disability or retirement, subject to off-set for payment under the Registrant's disability plans in the case of disability, and (ii) the payment of any earned but unpaid bonus amounts for prior years, the continued payment of his then base salary and average annual bonus amount for the greater of the remainder of his three year term of employment or two years, continued health and welfare benefit coverage for the greater of the remainder of his three year term of employment or two years, and accelerated vesting of awards, grants and options under the Registrant's compensation plans in the event of termination of his employment without cause or his resignation for good reason.

      The Agreement also provides for continued payment of base salary and average bonus amounts, as well as certain continued benefits provided to employees generally, for a period of 35 months following a change in control of the Registrant (as more fully discussed herein) and also eliminates the tax-related ceiling on post employment compensation under Section 280G of the Internal Revenue Code of 1986, as amended, by providing for a corresponding payment by the Registrant of any taxes imposed by that section.

Change in Control Agreements

     On April 13, 2005, the Registrant entered into a Change in Control Agreement with each of Messrs. Smith and Antal (collectively, the "Change in Control Agreements").  The terms of the Change in Control Agreements are similar to the change in control provisions contained in the employment agreements between the Registrant and its other executive officers, including Mr. Caswell.  Pursuant to their terms, the Change in Control Agreements provide for continued payment of base salary and average bonus amounts, as well as certain continued benefits provided to employees generally, following a "change in control" of the Registrant.  The benefits to be received pursuant to these agreements will be paid to Mr. Smith for a period of twenty-four months and to Mr. Antal for a period of twelve months following a change in control.  The payments and benefits to be received pursuant to the Change in Control Agreements shall not exceed the limitations imposed by Section 280G of the Internal Revenue Code of 1986, as amended.

     For purposes of the Agreement and the Change in Control Agreements, a "change in control" is generally defined to include a merger or similar transaction involving the Registrant in which the Registrant's shareholders receive less than 50% of the voting stock of the surviving corporation, the sale or transfer of substantially all the Registrant's assets, certain acquisitions of more than 20% of the Registrant's common stock by any person or group other than a person or group who owned more than 5% of the Registrant's common stock as of the date of such agreements unless prior approval of the Registrant's Board of Directors is received, certain instances in which the composition of the Registrant's Board of Directors changes by more than 50% during a two year period, or any other transaction that would constitute a change in control required to be reported by the Registrant in a proxy statement or the acquisition of control of the Registrant under applicable federal banking laws.

     To be entitled to payments upon such a change in control, (a) the officer's employment must be terminated other than for cause, or (b) the officer must terminate his employment for good reason, in either case within one year following the change in control. "Cause" is defined generally as willful misconduct, use of narcotics or alcohol in a manner that affects the officer's duties, conviction of a crime involving moral turpitude or for any felony, embezzlement or theft, gross inattention or dereliction of duty or the breach by the officer of certain other duties and obligations. "Good reason" generally means a material reduction in the officer's duties or a change in title resulting in reduction of the officer's duties, a material reduction in salary or bonus, or the relocation of the officer to an area farther than a specified distance from their primary employment location.

            The forgoing summaries of the Agreement and the Change in Control Agreements do not purport to be complete and are qualified in their entirety by reference to the Agreement and the Change in Control Agreements, which are attached hereto as Exhibits 10.1, 10.2 and 10.3 and are incorporated herein by reference.

            Mr. Manley is a party to a change in control agreement with the Registrant dated December 19, 2001 that remains in effect.  This agreement predates his appointment as an executive officer of the Registrant.  The terms of this agreement are substantially similar to the Change in Control Agreements.

Item 9.01  Financial Statements and Exhibits.

(c)        Exhibits.

The following exhibits are filed herewith:

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
10.1 10.2 10.3

Employment Agreement, dated April 13, 2005, by and between the Registrant and Charles A. Caswell

Change in Control Agreement, dated April 13, 2005, by and between the Registrant and Cecil O. Smith, Jr.

Change in Control Agreement, dated April 13, 2005, by and between the Registrant and Stephen J. Antal

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST CHARTER CORPORATION
By: /s/ STEPHEN J. ANTAL Senior Vice President, General Counsel and Corporate Secretary

Dated:  April 15, 2005

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
10.1 10.2 10.3

Employment Agreement, dated April 13, 2005, by and between the Registrant and Charles A. Caswell

Change in Control Agreement, dated April 13, 2005, by and between the Registrant and Cecil O. Smith, Jr.

Change in Control Agreement, dated April 13, 2005, by and between the Registrant and Stephen J. Antal